EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-34042, 333-90677, 333-75213, 333-36178, 333-49958, 333-63082, 333-74006 and 333-101093) and on Form S-8 (File Nos. 333-80839 and 333-42068) of our report dated January 27, 2003 relating to the financial statements of The Goldman Sachs Group, Inc. and subsidiaries, which appears in the 2002 Annual Report to Shareholders and is incorporated by reference in this Annual Report on Form 10-K for the year ended November 29, 2002. We also consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-34042, 333-90677, 333-75213, 333-36178, 333-49958, 333-63082, 333-74006 and 333-101093) and on Form S-8 (File Nos. 333-80839 and 333-42068) of our reports dated January 27, 2003 relating to the Financial Statement Schedule and Selected Financial Data, which appear in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
February 27, 2003